UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2026

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OCUGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway
Malvern, Pennsylvania 19355
(484) 328-4701
(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 5, 2026, Ocugen, Inc. (the “Company”) reconvened its Special Meeting of Stockholders (the “Special Meeting”) virtually, which had been adjourned on September 21, 2026 solely with respect to the proposal to approve the adoption of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.01 per share, by 250,000,000 shares (“Proposal 1”).

At the reconvened Special Meeting, the Special Meeting was adjourned, solely with respect to Proposal 1, in order to provide additional time for stockholders to consider and vote on Proposal 1 (the “Adjourned Meeting”). The Adjourned Meeting will be held on October 26, 2026, at 8:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/OCGN2026SM.

The close of business on July 27, 2026 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Adjourned Meeting. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote on Proposal 1 do not need to take any action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2026

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chairman, Chief Executive Officer, & Co-Founder
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